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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Graham Corporation

         We consent to the incorporation by reference in Registration Statement Nos. 2-82432, 2-82275, 33-82432, 333-00401, and 333-113426 and Post-Effective
Amendments No. 1 to Registration Statement Nos. 33-82432 and 333-113426 of Graham Corporation and subsidiaries on Forms S-3 and S-8 of our reports dated June 9, 2004, appearing in this Annual Report on Form 10-K of Graham Corporation and subsidiaries for the year ended March 31, 2004.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP
Rochester, New York
June 18, 2004